Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-50612, 33-68422, 333-28297, 333-84271, 333-84277, 333-42078 and 333-30430 of
InfoNow Corporation on Form S-8 of our report dated March 29, 2001 included in the Annual Report on Form 10-K of InfoNow Corporation filed April 2, 2001.


DELOITTE & TOUCHE LLP

Denver, Colorado
March 29, 2001